Exhibit 99.1

iFresh Receives Nasdaq Listing Determination

Company to Request Hearing

NEW YORK, September 28, 2021(GLOBE NEWSWIRE) -- iFresh, Inc. (the “Company”) (NASDAQ: IFMK), a leading Asian American supermarket chain and online grocer, announced today that on September 22, 2021, Nasdaq notified iFresh that due to the Company’s continued non-compliance with Nasdaq’s annual meeting and filing requirements, as set forth in Nasdaq Listing Rules 5620(a) and 5250(c)(1), respectively, the Company’s securities were subject to delisting unless the Company timely requests a hearing before a Nasdaq Hearings Panel (the “Panel”).

The Company plans to timely request a hearing before the Panel, which request will automatically stay any further suspension or delisting action by Nasdaq through October 7, 2021. Concurrent with the hearing request and as allowed by the Nasdaq Listing Rules, the Company will also request a further stay of Nasdaq’s determination; that is, beyond October 7, 2021 and pending the ultimate conclusion of the hearing process.

At the hearing, the Company will present its plan to evidence compliance with the listing rules and request an extension within which to do so. The Panel has the discretion to grant the Company an extension through March 28, 2022 to hold an annual meeting and through July 11, 2022 to file its periodic reports.

As previously disclosed, the Company was unable to timely file the Form 10-K for the fiscal year ended March 31, 2021 and Form 10-Q for the quarter ended June 30, 2021 with the SEC due to the pending restatement of certain of its previously filed financial statements, which process must conclude before the Company will be in a position to file any subsequent periodic reports with the SEC or a proxy statement for the annual meeting.

The Company is taking definitive steps to evidence compliance with the listing rules as soon as practicable; however, there can be no assurance that the Panel will grant the Company’s request for continued listing or that the Company will be able to evidence compliance within the period of time that may be granted to the Company by the Panel.

About iFresh, Inc.

iFresh Inc. (NASDAQ:IFMK), headquartered in Long Island City, New York, is a leading Asian American grocery supermarket chain and online grocer on the east coast of U.S. With nine retail supermarkets along the US eastern seaboard (with additional stores in Glen Cove, Miami and Connecticut opening soon), and two in-house wholesale businesses strategically located in cities with a highly concentrated Asian population, iFresh aims to satisfy the increasing demands of Asian Americans (whose purchasing power has been growing rapidly) for fresh and culturally unique produce, seafood and other groceries that are not found in mainstream supermarkets. With an in-house proprietary delivery network, online sales channel and strong relations with farms that produce Chinese specialty vegetables and fruits, iFresh is able to offer fresh, high-quality specialty produce at competitive prices to a growing base of customers. For more information, please visit: http://www.ifreshmarket.com/.

Forward-Looking Statements

Certain statements made herein are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include timing of the proposed transactions; the business plans, objectives, expectations and intentions of the parties once the transactions are complete, and the Company’s estimated and future results of operations, business strategies, competitive position, industry environment and potential growth opportunities. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, our actual results may differ materially from our expectations or projections. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. All information provided in this press release is as of the date hereof. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Additional information concerning these and other factors that may impact our expectations and projections can be found in our periodic filings with the SEC. IFMK’s SEC filings are available publicly on the SEC’s website at www.sec.gov. IFMK disclaims any obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

At the Company:

iFresh, Inc.

Email: carrie@ifreshmarket.com